Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.               Registration Statement (Form S-3 No. 333-138600) of EarthLink, Inc.,

2.               Registration Statement (Form S-4 No. 333-131541) of EarthLink, Inc.

3.               Registration Statement (Form S-8 No. 333-30024) pertaining to the EarthLink, Inc. Stock Option Plans,

4.               Registration Statement (Form S-8 No. 333-34810) pertaining to the EarthLink, Inc. Stock Option Plan,

5.               Registration Statement (Form S-8 No. 333-39456) pertaining to the EarthLink, Inc. Stock Incentive Plan and Stock Option Plan For Non-Employee Directors,

6.               Registration Statement (Form S-8 No. 333-108065) pertaining to the EarthLink, Inc. Equity Plan for Non-Employee Directors,

7.               Registration Statement (Form S-8 No. 333-133870) pertaining to the EarthLink, Inc. Stock Option Plan for Inducement Awards Relating to the Acquisition of New Edge Holding Company,

8.               Registration Statement (Form S-8 No. 333-133871) pertaining to the EarthLink, Inc. 2006 Equity and Cash Incentive Plan,

9.               Registration Statement (Form S-8 No. 333-171037) pertaining to the ITC^DeltaCom, Inc. Amended and Restated Stock Incentive Plan, and

10.         Registration Statement (Form S-8 No. 333-173889) pertaining to the EarthLink, Inc. 2011 Equity and Cash Incentive Plan

of our report dated June 16, 2011, with respect to the consolidated financial statements of One Communications Corp. and Subsidiaries as of and for the three-month period ended March 31, 2011, included in this Current Report on Form 8 K/A of EarthLink, Inc. dated June 16, 2011.

/s/ Ernst & Young LLP

Rochester, New York

June 16, 2011